WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

SETTLEMENT AGREEMENT
dated
DATE 1 OCTOBER 2024

HASBRO EUROPEAN SERVICES
and
MATTHEW AUSTIN

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
SETTLEMENT AGREEMENT
This Agreement is dated 1 October 2024
Between
Hasbro European Services whose registered office is at 4 The Square, Stockley Park, Uxbridge, Middlesex, UB11 1ET ("the Company"); and
Matthew Austin, of _____________, ____________ ("the Employee").
It is agreed as follows:
1.Termination of employment
1.The Employee's employment with the Company and all Associated Companies shall terminate on 31 March 2025 (the "Termination Date"), and the Employee’s six month notice period shall run from 30 September 2024 until the Termination Date. Between the date of this Agreement and the Termination Date, the Employee shall continue to receive their normal salary and contractual benefits, including pension, private medical insurance and company car allowance, subject to appropriate deductions for tax and National Insurance contributions and subject always to the Company's policies and rules governing any such benefits in place from time to time.
1.2     Until 31 December 2024 (the “Garden Leave Date”) the Employee will continue to perform their normal duties. From the Garden Leave Date until the Termination Date the Employee will be placed on garden leave (“Garden Leave”) in accordance with Clause 16 of the employment contract made between the Employee and the Company dated 25 May 2019 (the “Employment Contract”).
(a)    The Employee will take all accrued but untaken holiday outstanding as at the Garden Leave Date prior to the Termination Date. There will be no outstanding holiday pay due.
(b)    The Employee shall submit on or before 31 March 2025 their final expenses claim in the usual way and the Company shall reimburse the Employee for any expenses properly incurred before the Termination Date in the usual way.
3.The Company agrees that it shall not, and that no Associated Company shall, after the date of this Agreement and until the Employee’s employment terminates on the Termination Date, terminate the Employee’s employment by paying in lieu of notice (whether pursuant to the Employment Contract or otherwise) or terminating the Employee’s employment in breach of contract, provided always that nothing in this Clause 1.3 shall prevent the Company or any Associated Company from terminating the Employee’s employment without notice in circumstances where it is lawfully entitled to do so by reason of the Employee’s act or default.
2.Payments to the employee
1.The Company shall, subject to the Employee and Adviser complying with Clause 8 of this Agreement, on its own behalf, and on behalf of all Associated Companies, pay the following sums to the Employee within 28 days of the later of the Termination Date and the date when the Employee provides the Company with a copy of this Agreement re-executed in accordance with Clause 8:-

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(a)any outstanding salary up to the Termination Date in respect of the month in which that date falls less appropriate deductions for income tax and employees' National Insurance contributions. At the Termination Date the Employee will have completed the period of notice to which they are entitled under Clause 15.2 of the Employment Contract. The Company will pay the Employee’s salary and benefits for that period, in accordance with Clauses 1.1 and this 2.1(a) of this Agreement, and the parties accordingly believe that the Employee’s Post-Employment Notice Period and Post-Employment Notice Pay (each as defined in the Income Tax (Earnings and Pensions) Act 2003) are nil;
(b)a payment in respect of any outstanding business expenses incurred by the Employee up to the Termination Date in accordance with the Company's usual policies and procedures relating to expenses;
(c)a payment of £582,059.00, without any admission of liability whatsoever, as compensation for loss of employment and in respect of the Particular Claims and Proceedings (as defined in clause 4 below) less any appropriate deductions for income tax and employees' National Insurance contributions, and inclusive of Employee’s statutory redundancy entitlement;
(d)a further one-off payment of £590,219.00 less any appropriate deductions for income tax and employees’ National Insurance contributions, should all three of the following objectives be achieved in full:
(i)the Employee uses his best endeavours until the Garden Leave Date to assist in the design and implementation of the proposed organisational transition of Hasbro, Inc. and its direct and indirect subsidiaries (together, the “Hasbro Group”), and
(ii)the Employee uses his best endeavours until the Garden Leave Date to position the Hasbro Group to achieve its goals and objectives for financial year 2025, and
(iii)the Hasbro Group achieves worldwide net revenue from the sale of toys and games products, excluding revenue from Wizards of the Coast products and excluding any licensing revenue, of at least US$_____________ within the last six months of the 2024 financial year (excluding any revenue realised in the first six months of the 2024 financial year), as measured according to applicable Hasbro Group accounting practices.
For the avoidance of doubt the Employee will not be entitled any payment under this clause 2.1(d) if any or all of the objectives set out above are only partially achieved; and
(e)a payment of £100.00 in respect of the Employee’s obligations under clause 6.2 of this Agreement less appropriate deductions for income tax and employees’ National Insurance contributions.
2.The Employee agrees that:
(a)the Company may deduct from the sums referred to in clause 2.1 any monies owed by the Employee to the Company or any Associated Company including, but not limited to, amounts due in respect of outstanding loan payments and excess holiday pay;

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
(b)except for the sums and benefits referred to in this Agreement, no other sums or benefits are due to the Employee from the Company or any Associated Company;
(c)notwithstanding the parties' belief that the first £30,000 in value of the payments and benefits provided, or to be provided, to the Employee pursuant to clause 2.1(c) of this Agreement is exempt from tax and National Insurance liability, they will indemnify the Company against all taxes and employees' National Insurance contributions in respect of the payments and benefits provided, or to be provided, pursuant to this Agreement, and all costs, claims, expenses or proceedings, penalties and interest incurred by the Company (save where arising due to the unreasonable delay or default of the Company or any Associated Company) which arise out of or in connection with any liability to pay (or deduct) tax or employees' National Insurance contributions in respect of such payments and benefits. The Company shall give the Employee reasonable notice of any demand for tax and/or employee’s National Insurance contributions which may lead to liabilities on the Employee under this indemnity and shall provide the Employee with reasonable access to any documentation they may reasonably require to dispute such a claim (provided that nothing in this clause shall prevent the Company or any Associated Company from complying with its or their legal obligations with regard to HMRC or other competent body); and
(d)the compensation payment referred to in clause 2.1(c) above shall be treated as advance payment for any compensation or awards which may be made to the Employee by the Employment Tribunals, the County Court and/or the High Court arising from or connected with the Employee's employment with the Company or any Associated Company and/or the termination thereof, although no admission of liability for any such compensation or awards is hereby made.
3.Benefits to the Employee
The Company shall, without any admission of liability whatsoever, provide the following benefits to the Employee:-
1.Legal Costs
The Company will pay directly to the Adviser, within 30 days from the first date on which a copy of this Agreement signed by the Employee and attaching a certificate in the form attached as Annexure 1 signed by the Adviser in accordance with Clause 7.2 is provided to the Company, the Employee's legal costs up to a limit of £10,800 (inclusive of disbursements) plus VAT subject to receiving from the Adviser:
(a)written confirmation that such legal costs were incurred exclusively in advising the Employee in connection with the termination of the Employee's employment; and
(b)a copy of an invoice in respect of such costs addressed to the Employee but marked payable by the Company.
2.Reference, Announcement and Reemployment Assistance
(a)The Company shall give to any prospective employer (or employment agency) on request a reference in the terms of Annexure 3 hereto subject always to the Company's compliance with its obligations to third parties relating to the giving of references, and provided always that all such requests (whether oral or in writing) must be directed to the Company's EMEA HR Services.
(b)Subject to any legal, regulatory or other obligation, the Company will not make an external announcement about the Employee’s departure from the Company without

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
first agreeing the wording of any such annoucement with the Employee. The Company will make an internal announcement about the Employee’s departure from the Company in due course and agree the wording of such announcement with the Employee, subject to any legal, regulatory or other obligation.
(c)The Company shall further bear the costs of executive-level outplacement counselling services for the Employee by the firm Lee Hecht Harrison for the period of six months from the Garden Leave Date..

3.Performance Rewards Programme
(a)The Employee shall remain eligible to participate in the Company's Performance Rewards Programme (the "Programme") in respect of 2024, subject to the rules of the Programme in place from time to time. If the Employee is eligible to receive a discretionary bonus payment under the Programme, such bonus will be paid, less appropriate deductions for tax and National Insurance contributions, at the same time as bonuses are paid to other Programme participants. The Employee agrees that nothing in this clause 3.3 provides the Employee with an entitlement to receive a bonus payment under the Programme and the amount of any bonus payment (which for the avoidance of doubt may be nil) will be determined exclusively in accordance with the Programme rules in place from time to time.
(b)For the purposes of this Clause 3.3, the Employee’s eligibility to receive a discretionary bonus payment under the Programme, and the timing, approach to calculation and amount of any such payment, shall not be adversely affected (including without limitation by way of reduction, non-eligibility and/or non-payment) by reason of or in connection with the Employee being under notice of termination of employment or the Employee’s employment having terminated or being due to terminate, or by reason of or in connection with the Employee being placed on Garden Leave (and further, to the extent that any discretion is exercised for the purposes of the Programme in respect of 2024 widely in relation to, and to the benefit of, the whole or the majority of the Company’s and its Associated Companies’ Consumer Products business, such discretion will be so exercised in relation to the Employee); any such discretionary bonus payment (if any) shall be calculated and if applicable paid as if the Employee had remained, and were remaining, in full time working employment with the Company in the role he holds as at the date of this Agreement.
4.Long Term Incentives
Up to and until the Termination Date the Employee will continue to be eligible for any awards vesting or becoming exercisable under the Hasbro, Inc. Restated 2003 Stock Incentive Performance Plan, as Amended (the “Plan”). Any such vestings or exercisability shall be determined exclusively in accordance with the governing documents of the Plan from time to time in force, including any award agreement or amendments under the Plan. Pursuant to the terms of the Plan and applicable award agreement, any outstanding, unvested awards granted under the Plan will lapse on the Termination Date. After the Termination Date the Employee shall not receive any further equity awards.
5.Outside Accounting Services

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
The Company will procure and fund the services of an outside accounting firm as reasonably required to prepare the Employee’s UK and Switzerland personal tax returns for the tax years where multi-country tax obligations arise directly pursuant to the Employee's employment with the Company and all Associated Companies. This notwithstanding, the Employee will be solely responsible for complying with worldwide personal income or other tax laws relating to the Employee's employment with the Company and all Associated Companies.
6.Private Medical Insurance
The Employee’s private medical insurance coverage under the “Vitality” scheme will be extended past the Termination Date and until 30 June 2025, subject to any applicable Company policies and any other rules regarding the “Vitality” scheme.
4.Settlement and waiver of claims
1.The Employee considers that they have or may have statutory claims, and therefore could bring proceedings, against the Company, or any Associated Company, or its or their employees, officers or shareholders, for:
(a)Unfair dismissal under section 94 of the Employment Rights Act 1996;
(b)Automatic unfair dismissal under sections 94 and 103A and protection from suffering detriment under section 47B of the Employment Rights Act 1996 (protected disclosures);
(c)Automatic unfair dismissal under sections 94 and 104 of the Employment Rights Act 1996 (assertion of statutory rights);
(d)Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and section 12 of the Employment Relations Act 1999 (right to accompaniment);
(e)Deductions from wages and payments to employers under Part II of the Employment Rights Act 1996;
(f)Right to accompaniment and protection from suffering detriment under sections 10 and 12 of the Employment Relations Act 1999;
(g)Statutory redundancy payment under section 135 of the Employment Rights Act 1996;
(h)The following claims under the Equality Act 2010 in relation to age: sections 39, 40 and 108 (discrimination, harassment and victimisation); section 61 (breach of a non discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention),
(together the "Particular Claims and Proceedings").
2.The Employee agrees to accept the sums and benefits referred to in this Agreement in full and final settlement of:
(a)the Employee's prospective entitlement to bring the Particular Claims and Proceedings;
(b)any other Statutory Employment Protection Claim; and

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
(c)any claim for breach of contract of employment between the Employee and the Company or any Associated Company and all other claims and rights of action (whether under statute, contract, common law or otherwise and whether or not the Employee is aware of the claim at the time of entering into this Agreement) in any jurisdiction in the world, howsoever arising which the Employee has or may have now or at any point in the future against the Company or any Associated Company, its or their officers, employees or shareholders, arising from or connected with the Employee's employment with the Company or any Associated Company and/or the termination thereof.
3.The parties agree that clause 4.2 shall not apply to any claims against the Company or any Associated Company in respect of:-
(a)personal injury caused by the Company's or any Associated Company's negligence (save for any claims for compensation, or damages, for personal injury which may be brought pursuant to discrimination legislation and/or pursuant to Part V of the Employment Rights Act 1996);
(b)any pension rights or pension benefits which have accrued to the Employee up to the Termination Date; and
(c)any claims to enforce the terms of this Agreement.
4.The parties agree that clause 4.2 shall have effect irrespective of whether or not, as at the date of this Agreement, the Employee is or could be aware of such claims or has such claims in express contemplation (including but not limited to claims which arise or of which the Employee becomes aware after the date of this Agreement whether as a result of new legislation or the development of common law or equity or otherwise).
5.Employee's warranties
As a strict condition of receiving the sums and benefits under this Agreement, the Employee warrants and represents as follows and acknowledges that the Company enters into this Agreement in reliance on these warranties:-
1.that the Particular Claims and Proceedings are all of the claims and proceedings (whether statutory or otherwise) that the Employee considers they have, or may have, against the Company, any Associated Company, its or their employees, officers or shareholders arising out of or in connection with the Employee's employment with the Company, or any Associated Company, or its termination;
2.before entering into this Agreement, the Employee has raised with the Adviser all facts and issues relevant to the Employee's employment and its termination which could give rise to a claim against the Company or any Associated Company;
3.that the Employee is not aware of any condition, mental or physical, or any other facts or circumstances, which could constitute the basis for a claim by him or on his behalf against the Company or any Associated Company for personal injury (whether at the date of signing this Agreement or at any time in the future);
4.that the Employee has not contacted ACAS pursuant to s.18A of the Employment Tribunals Act 1996 or presented or issued a claim to the Employment Tribunals, a County Court or a High Court in respect of any matter connected with the Employee's employment or its termination and that neither the Employee nor anyone acting on the Employee's behalf will contact ACAS pursuant to s.18A of the Employment Tribunals Act 1996 or present or issue such a claim;

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
5.that the Employee has not committed any act or any omission which could amount to a breach of the express or implied terms of the Employee's contract of employment with the Company and/or any act of misconduct under the Company's Disciplinary Procedure and will not commit any such act or omission between the date of this Agreement and the Termination Date and, further, that the Employee has not withheld or failed to disclose any material fact concerning the performance of the Employee's duties with the Company or any Associated Company which would have entitled the Company to terminate the Employee's employment without notice, or which, if it had been done or omitted after the date of this Agreement, would constitute a breach of any of its terms; and
6.that all grievances have been raised by the Employee and are hereby withdrawn and the Employee further warrants that they have no other grievance with the Company or any Associated Company in respect of or in connection with the Employee's employment with the Company or any Associated Company, its termination or any other matter.
6.Employee's obligations
1.The Employee agrees:-
(a)to account for and return to the Company all Company Property on or before the Garden Leave Date;
(b)to comply immediately with any request from the Company to delete, disclose details of, produce copies of, and/or permit inspection of all information and/or documents (including Confidential Information) relating to or belonging to the Company or any Associated Company which are held and/or saved on any computer, telecommunications or other electronic equipment belonging to or in the possession of the Employee;
(c)on request to disclose to the Company all passwords (including passwords to all protected files) created or protected by them which are held and/or saved on any computer, telecommunications or other electronic equipment belonging to the Company;
(d)to repay to the Company on demand and in full the payments and benefits received pursuant to clause 2.1(c) above in the event that the Employee brings any claims or proceedings, whether statutory or otherwise, relating to the Employee's employment with the Company or any Associated Company, or its termination, against the Company, any Associated Company, its or their employees, officers or shareholders, whether in an Employment Tribunal, a County Court, a High Court or otherwise (save for claims which fall within the exclusions set out in clause 4.3 above). The Employee agrees that this sum shall be recoverable as a debt, together with all costs, including legal costs, reasonably incurred by the Company in recovering the sum and/or in relation to any claims or proceedings so brought by the Employee; and
(e)that they are, and will continue to be, bound by clauses 11, 12 and 18 of the Employment Contract.
2.In consideration of the provision of the reference referred to in clause 3.2 and the payment referred to in clause 2.1(e) above, and the Company’s obligations entered into in clause 6.3 below, the Employee agrees:
(a)subject to clauses 6.4 and 6.5 not to disclose (directly or indirectly) to any party the existence or contents of this Agreement except to the Employee's professional advisers, the Employee's spouse or registered civil partner (on the basis that each of the foregoing parties agrees to keep the same confidential) and HM Revenue &

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
Customs (provided always that nothing in this clause 6.2(a) shall prevent the Employee from supplying a copy of this Agreement and its Annexures to any court of competent jurisdiction, or as otherwise required by law);
(b)without limitation in time not to divulge or make use of (whether directly or indirectly and whether for the Employee's own or another's benefit or purposes) any Confidential Information (this obligation does not apply to any disclosures required or protected by law or to any information in the public domain other than by way of unauthorised disclosure (whether by the Employee or another person));
(c)that the Employee will, on the request of the Company or any Associated Company, assist it or them in any threatened or actual litigation or (internal or external) investigation concerning it or them where the Company or any Associated Company reasonably believes that the Employee has in their possession or knowledge any facts or other matters which the Company or any Associated Company reasonably considers are relevant to such legal proceedings or investigation (including but not limited to being interviewed, giving statements/affidavits, meeting with their legal and other professional advisers, attending any legal hearing and giving evidence) PROVIDED ALWAYS that the Company or the relevant Associated Company shall reimburse the Employee for reasonable expenses (including reasonable loss of income) properly incurred and evidenced by the Employee in giving such assistance and agreed in advance between the Employee and the Company (or relevant Associated Company);
(d)not to make, or cause to be made, (directly or indirectly) any derogatory or critical comments or statements (whether orally or in writing and including, for the avoidance of doubt, electronically or online) about the Company or any Associated Company or its or their respective officers or employees;
(e)not to make, or cause to be made (directly or indirectly), any statement or comment to the press or other media concerning the Employee's employment with the Company, or its termination without the prior written consent of the Company; and
(f)not to hold themself out as remaining employed by or otherwise continuing to work for the Company or any Associated Company after the Termination Date, and on the Termination Date to update their LinkedIn profile and any other online presence accordingly.
3.The Company agrees that neither it, Hasbro, Inc., and/or Hasbro SA shall formally authorise any of its or their officers or employees to make or cause to be made, (directly or indirectly) any derogatory or critical comments or statements (whether orally or in writing and including, for the avoidance of doubt, electronically or online) about the Employee.
4.For the avoidance of doubt, nothing in this clause 6 shall prevent the Employee, or any officer or employee of the Company, Hasbro, Inc. and/or Hasbro SA, from:
(a)reporting misconduct or a serious breach of regulatory requirements to any body responsible for supervising or regulating the matters in question;
(b)making a protected disclosure within the meaning of Part IVA of the Employment Rights Act 1996 (Protected Disclosures) provided that the disclosure is made in accordance with the provisions of that Act;
(c)reporting in good faith an offence or a suspected offence to a law enforcement agency;

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
(d)co-operating in good faith with a criminal investigation or prosecution;
(e)reporting, in the public interest, misconduct, or a serious breach of regulatory requirements, to an appropriate regulator; or
(f)giving evidence to or complying with an order of a court or tribunal of competent jurisdiction;
5.For the avoidance of doubt, nothing in this clause 6 shall prevent the Employee from:
(a)representing themselves at any investigation or proceedings brought by the Employee's regulatory or professional body relating to matters arising from their employment;
(b)making a disclosure in respect of this Agreement or circumstances surrounding the Agreement to HM Revenue & Customs, and the Employee's professional advisers (such as legal and medical professionals and counsellors, and tax advisers), who are bound by a duty of confidentiality, in respect of professional advice;
(c)making a disclosure to the Employee's spouse or civil partner on condition that they also keep that information confidential;
(d)making a claim for benefits to any government benefits agency; or
(e)making a claim to the Employee's insurer for the purposes of processing a claim for loss of employment.
7.Settlement agreement
1.It is agreed that the Employee's acceptance of the terms of this Agreement constitutes a settlement agreement satisfying all of the conditions relating to settlement agreements under S.203(3) Employment Rights Act 1996, S.147 Equality Act 2010, S.288(2B) Trade Union and Labour Relations (Consolidation) Act 1992, S.49(4) National Minimum Wage Act 1998, Regulation 35(3) Working Time Regulations 1998, Regulation 41 (4) of the Transnational Information and Consultation of Employees Regulations 1999, Regulation 40(4) of the Information and Consultation of Employees Regulations 2004, Paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and S.58(5) Pensions Act 2008, and Regulation 39 European Public Limited-Liability Company (Employee Involvement) (Great Britain) Regulations 2009.
2.____________________________(the "Adviser") is a qualified lawyer and an independent adviser for the purposes of the legislation referred to in clause 7.1 and has advised the Employee on the terms and effect of this Agreement (including in particular its effect on the Employee's ability to pursue any complaints before an Employment Tribunal) and has signed a certificate attached as Annexure 1. The Employee confirms that the Adviser has advised that there is in force a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of claims by the Employee in respect of any loss arising in consequence of that advice.
8.Re-execution of Settlement Agreement
1.The Employee will take further legal advice from the Adviser on or after the Termination Date and will provide the Adviser with all available information, facts and issues relevant to their employment and its termination at that point, which have not been already been provided at the date of this Agreement and which could give rise to a claim by or on behalf of the Employee against the Company or any Associated Company or any of its or their officers,

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
employees or shareholders and take advice from the Adviser on whether they have any claims other than the Particular Claims and Proceedings. Following such advice the Employee will notify the Company in writing of such claims which are identified (which shall become Particular Claims and Proceedings) or that there are no such claims.
2.The Employee, having complied with Clause 8.1, will re-execute this Agreement (and the Adviser shall re-execute the certificate attached as Annexure 1,) and by doing so the Employee will confirm:
(a)their compliance with Clause 8.1;
(b)that the provisions of Clause 4.2 extend to any claims notified in accordance with Clause 8.1 and any or all claims which might have arisen up to the date of such re-execution; and
(c)that the Particular Claims and Proceedings are all of the claims and proceedings (whether statutory or otherwise) that the Employee considers they have, or may have, against the Company, any Associated Company, its or their employees, officers or shareholders arising out of or in connection with the Employee's employment with the Company, or any Associated Company, or its termination.
3.This Clause 8 does not limit the generality of Clause 4.2 or its application to claims of which the Employee is not or could not be aware or which are not within the Employee's express contemplation at the date of this Agreement and the parties agree that the terms of this Agreement will become binding with effect from the date of this Agreement and will remain binding irrespective of compliance with this Clause 8 provided that, for the avoidance of doubt, the Company's obligations under Clauses 2 and 3 shall be conditional upon the Employee and the Adviser complying with this Clause 8.
4.Subject to the Employee and the Adviser complying with the provisions of this Clause 8, the Company shall pay directly to the Adviser the Employee's legal costs incurred in complying with this Clause 8 up to a limit of £1000 (inclusive of disbursements) plus VAT subject to receiving from the Adviser:
(a)written confirmation that such legal costs were incurred exclusively in advising the Employee in connection with the termination of the Employee's employment; and
(b)a copy of an invoice in respect of such costs addressed to the Employee but marked payable by the Company.
5.The Employee agrees that in respect of their compliance with this Clause 8 there will be no obligation on the Company to provide any additional payments or benefits, and the Employee acknowledges that the consideration given pursuant to clause 2.1(c) of the Agreement is given also in respect of the re-executed Agreement.
9.Definitions
For the purposes of this Agreement the following words and phrases shall have the meanings set out below:
1.An "Associated Company" includes any firm, company, business entity or other organisation:
(a)which is directly or indirectly Controlled by the Company; or
(b)which directly or indirectly Controls the Company; or

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
(c)which is directly or indirectly Controlled by a third party who also directly or indirectly Controls the Company; or
(d)of which the Company or any Associated Company is a partner; or
(e)of which the Company or any Associated Companies referred to in clauses 9.1(a) to (d) above owns or has a beneficial interest (whether directly or indirectly) in 20% or more of the issued share capital or 20% or more of the capital assets.
2."Company Property" means all property belonging to the Company or any Associated Company which is or has been in the Employee's possession or control including but not limited to Company car, mobile telephone, credit cards, keys and passes, laptop computer and related equipment, documents, notes, correspondence, files, e-mails, memos, reports, minutes, plans, records, surveys, software, diagrams, computer print-outs, disks, USB flash drives, memory cards or sticks, cards, manuals, customer documentation or any other medium for storing information, and all copies, drafts, reproductions, notes, extracts or summaries (howsoever made) of the foregoing.
3."Confidential Information" means trade secrets or confidential information including but not limited to such information relating to business plans or dealings, technical data, existing and potential projects, financial information dealings and plans, sales specifications or targets, customer lists or specifications, customers, business developments and plans, research plans or reports, sales or marketing programmes or policies or plans, price lists or pricing policies, employees or officers, source codes, computer systems, software, designs, formula, prototypes, past and proposed business dealings or transactions, product lines, services and research activities belonging to or which relate to the affairs of the Company or any Associated Company, or any document marked "Confidential" (or with a similar expression), or any information which the Employee has been told is confidential or which the Employee might reasonably expect the Company would regard as confidential or information which has been given in confidence to the Company or any Associated Company by a third party.
4."Control" and its derivatives has the meaning set out in Sections 450 - 451 of the Corporation Tax Act 2010.
5."Statutory Employment Protection Claim" means any of the claims listed in Annexure 2 which the Employee has or may have against the Company or any Associated Company (whether or not the Employee is aware of the claims at the time of entering into this Agreement).
10.Miscellaneous
1.This Agreement although marked "Without Prejudice" and "Subject to Contract" will, upon signature by both parties and the completion of the Adviser's certificate at Annexure 1, be treated as an open document evidencing an agreement binding on the parties.
2.This Agreement may be executed by counterparts which together shall constitute one agreement. Either party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by both parties.
3.The construction, validity and performance of this Agreement and all non-contractual obligations (if any) arising from or connected with this Agreement shall be governed by the laws of England.
4.Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England over any claim or matter (including any non-contractual claim) arising under or in connection with this Agreement.

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5.All references in this Agreement and its Annexes to the Company or any Associated Companies shall include any successor in title or assign of the Company or any of the Associated Companies.
6.The terms of this Agreement constitute the entire agreement and understanding between the parties hereto and it supersedes and replaces all prior negotiations, agreements, arrangements or understanding (whether implied or expressed, orally or in writing) concerning the subject-matter hereof, all of which are hereby treated as terminated by mutual consent. The Employee acknowledges and warrants that they are not entering into this Agreement in reliance on any representation not expressly set out in this Agreement.
7.A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.
8.The various provisions and sub-provisions of this Agreement and its Annexures are severable and if any provision or identifiable part thereof is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or identifiable parts thereof in this Agreement or its Annexures.
9.The Company is entering into this Agreement for itself and as agent for and trustee of all Associated Companies. Subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999:
(a)the parties intend that each Associated Company should be able to enforce any of the terms of this Agreement which expressly or impliedly confer a benefit on that company;
(b)the parties further intend that each officer, employee or shareholder of the Company and any Associated Company should be able to enforce any of the terms of Clauses 4 or 5 which expressly or impliedly confer a benefit on them, but that such officers, employees or shareholders should not be able to enforce any of the other terms of this Agreement; and
(c)the consent of any party who is not a party to this Agreement shall not be required for the variation or termination of this Agreement, even if that variation or termination affects the benefits conferred on such party.
10.Headings are inserted for convenience only and shall not affect the construction of this Agreement.

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
SIGNED by or on behalf of the parties on the date first above written:

For and on behalf of
HASBRO EUROPEAN SERVICES

__________________________

MATTHEW AUSTIN

_________________________

RE-EXECUTED on _________________________________:

MATTHEW AUSTIN

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT
Annexure 1
Adviser's Certificate
I, ____________, confirm that Matthew Austin of _________________ (the "Employee") has received independent legal advice from me on the terms and effect of this Agreement (including in particular its effect on the Employee's ability to pursue any claims before an Employment Tribunal) in accordance with the provisions of S.203(3) Employment Rights Act 1996, S147 Equality Act 2010, S.288(2B) Trade Union and Labour Relations (Consolidation) Act 1992, S.49(4) National Minimum Wage Act 1998, Regulation 35(3) Working Time Regulations 1998, Regulation 41 (4) of the Transnational Information and Consultation of Employees Regulations 1999, Regulation 40(4) of the Information and Consultation of Employees Regulations 2004, Paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and s.58(5) Pensions Act 2008.
I also warrant and confirm that I am a solicitor of the Senior Courts, who holds a valid practising certificate and whose Firm, __________________ is covered by a policy of insurance, or an indemnity provided for members of a profession or professional body, which covers the risk of claims by the Employee in respect of any loss arising in consequence of such advice that I have given to the Employee in connection with the terms and effect of this Agreement.

Signed:		Dated:
______________
Adviser

Re-Executed:		Dated:
Rhodri Thomas
Adviser

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

Annexure 2
Statutory employment protection claims
Employment Rights Act and related rights
Automatic unfair dismissal under sections 94 and 100 and protection from suffering detriment under section 44 of the Employment Rights Act 1996 (health and safety cases).
Automatic unfair dismissal under sections 94 and 104B and protection from suffering detriment under section 47D of the Employment Rights Act 1996 (tax credits).
Automatic unfair dismissal under sections 94 and 105 of the Employment Rights Act 1996 (selection for redundancy on prohibited grounds1).
Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and regulation 7 of the Transfer of Undertakings (Protection of Employment) Regulations 2006.
Automatic unfair dismissal under section 94 and 98B and protection from suffering detriment under section 43M of the Employment Rights Act 1996 (jury service)
Automatic unfair dismissal under sections 94 and 104D of the Employment Rights Act 1996 (pension enrolment)
Statement of employment particulars and itemised pay statement under Part I of the Employment Rights Act 1996.
Time off for public duties under section 50 of the Employment Rights Act 1996.
Time off to look for work and arrange training under sections 52 and 53 of the Employment Rights Act 1996.
Suspension from work under Part VII of the Employment Rights Act 1996.
Minimum notice under Part IX of the Employment Rights Act 1996.
Written statement of reasons for dismissal under section 92 of the Employment Rights Act 1996.
Statutory redundancy payment under section 135 of the Employment Rights Act 1996.
Guarantee payments under section 34 of the Employment Rights Act 1996.
Working Time and National Minimum Wage
Working time rights which can be enforced in the Employment Tribunal under Regulation 30 of the Working Time Regulations 1998.
Automatic unfair dismissal under sections 94 and 101A and protection from suffering detriment under section 45A Employment Rights Act 1996 (working time cases).
Blacklisting
Automatic unfair dismissal under sections 94 and 104F of the Employment Rights Act 1996 (blacklists) and protection from suffering detriment under regulation 9 of the Employment Relations Act 1999 (Blacklists) Regulations 2010.
1 Prohibited grounds reflect the grounds on which dismissal is automatically unfair and include working time cases, protected disclosures, assertion of statutory rights etc.

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

Pensions Enrolment
Protection from suffering detriment under sections 55 and 56 of the Pensions Act 2008.
Family Friendly
Maternity
Breach of a maternity equality clause under sections 73 and 74 Equality Act 2010 or breach of a maternity equality rule under section 75 Equality Act 2010.
Maternity leave under Part VIII of the Employment Rights Act 1996 and the Maternity and Parental Leave etc Regulations 1999.
Time off for ante-natal care under sections 55 and 56 of the Employment Rights Act 1996.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and regulation 20 of the Maternity and Parental Leave etc Regulations 1999.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons) and regulation 19 of the Maternity and Parental Leave etc Regulations 1999.
Time off to accompany a woman to attend ante-natal care
Time off to accompany a woman to ante-natal care under section 57ZE of the Employment Rights Act 1996.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons).
Protection from suffering detriment under section 47C of the Employment Rights Act 1996.
Paternity
Paternity leave under Part VIII of the Employment Rights Act 1996, Paternity and Adoption Leave Regulations 2002 and the Additional Paternity Leave Regulations 2010.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons), regulation 29 of the Paternity and Adoption Leave Regulations 2002 and Regulation 34 of the Additional Paternity Leave Regulations 2010.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons), regulation 28 of the Paternity and Adoption Leave Regulations 2002 and regulation 33 of the Additional Paternity Leave Regulations 2010.
Parental Leave
Parental leave under Part VIII of the Employment Rights Act 1996 and the Maternity and Parental Leave etc Regulations 1999.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and regulation 20 of the Maternity and Parental Leave etc Regulations 1999.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons) and regulation 19 of the Maternity and Parental Leave etc Regulations 1999.
Shared Parental Leave

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

Shared parental leave under Part VIII of the Employment Rights Act 1996 and the Shared Parental Leave Regulations 2014.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and regulation 43 of the Shared Parental Leave Regulations 2014.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons) and under regulation 42 of the Shared Parental Leave Regulations 2014.
Flexible Working
Request for flexible working under section 80F of the Employment Rights Act 1996 (statutory right to request contract variation).
Automatic unfair dismissal under sections 94 and 104C and protection from suffering detriment under section 47E of the Employment Rights Act 1996 (flexible working).
Time off for dependents
Time off for dependents under section 57A of the Employment Rights Act 1996.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and regulation 20 of the Maternity and Parental Leave etc Regulations 1999.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons) and regulation 19 of the Maternity and Parental Leave etc Regulations 1999.
Parental Bereavement Leave
Parental bereavement leave under Part VIII of the Employment Rights Act 1996 and the Parental Bereavement Leave Regulations 2020.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and Regulation 13 of the Parental Bereavement Leave Regulations 2020.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 and Regulation 12 of the Parental Bereavement Leave Regulations 2020.
Discrimination & Harassment
The following claims under the Equality Act 2010 in relation to disability: sections 39, 40 and 108 (discrimination, harassment and victimisation); section 61 (breach of a non-discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to race: sections 39, 40 and 108 (discrimination, harassment and victimisation); section 61 (breach of a non-discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to religion and belief: sections 39, 40 and 108 (discrimination, harassment and victimisation); section 61 (breach of a non-discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

The following claims under the Equality Act 2010 in relation to sex: sections 39, 40 and 108 (discrimination, harassment and victimisation); section 61 (breach of a non-discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to sexual orientation: sections 39, 40 and 108 (discrimination, harassment and victimisation); section 61 (breach of a non-discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to pregnancy and maternity: sections 39 and 108 (discrimination and victimisation); section 61 (breach of a non discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to marriage and civil partnership: sections 39 and 108 (discrimination and victimisation); section 61 (breach of a non-discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
Equal pay under sections 66 and 67 Equality Act 2010 or relying on Article 157 of the Treaty on the Functioning of the European Union and the Equal Treatment Directive (Recast) (2006/54/EC) (including reliance on those provisions as part of retained EU law within the meaning of section 6(7) of the European Union (Withdrawal) Act 2018).
Victimisation because of a relevant pay disclosure under sections 39 and 77 Equality Act 2010.
Less favourable treatment on the grounds of being a part-time worker and right to receive written statement of reasons for less favourable treatment under regulations 5 and 6 of the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000.
Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and regulation 7 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000.
Protection from suffering a detriment under regulation 7 of the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000.
Less favourable treatment on the grounds of being a fixed-term employee, right to receive written statement of reasons for less favourable treatment and successive fixed-term contracts under regulations 3, 5, 8 and 9 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002.
Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and regulation 6 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002.
Protection from suffering detriment under regulation 6 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002.
Harassment under section 3 of the Protection from Harassment Act 1997 and any other claim for which the Company may be vicariously liable for the acts of its employees under statute and/or tort.
Collective
Automatic unfair dismissal under sections 94 and 103 and protection from suffering detriment under section 47 of the Employment Rights Act 1996 (employee representatives).

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and regulation 30 the Information and Consultation of Employees Regulations 2004.
Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and regulation 28 of the Transnational Information and Consultation of Employees Regulations 1999.
Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and paragraph 5 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006.
Protection from suffering detriment under regulation 31 of the Transnational Information and Consultation of Employees Regulations 1999.
Protection from suffering detriment under regulation 32 of the Information and Consultation of Employees Regulations 2004.
Any claim relating to employee involvement under Part 3 of the European Public Limited-Liability Company Regulations 2004 or any claim under the European Public Limited-Liability company (Employee Involvement) (Great Britain) Regulations 2009.
Time off under Regulation 43 of the Companies (Cross-Border Mergers) Regulations 2007.
Protection from unfair dismissal or detriment under Regulations 46, 47, 49 and 50 of the Companies (Cross-Border Mergers) Regulations 2007.
Protection from suffering detriment under paragraph 7 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006.
Time off for employee representatives under sections 61 and 62 of the Employment Rights Act 1996.
Time off for members of a European Works Council etc under regulations 25 and 26 of the Transnational Information and Consultation of Employees Regulations 1999.
Time off for information and consultation representatives etc under regulations 27 and 28 of the Information and Consultation of Employees Regulations 2004.
Time off for consulted representatives under regulations 2 and 3 of the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006.
Any claim in respect of the obligation to elect and consult appropriate representatives or any claim in respect of a protective award, including a failure or pay a protective award in whole or in part under the Trade Union and Labour Relations (Consolidation) Act 1992.
Any claim in respect of the obligations to elect appropriate representatives or any entitlement to compensation under the Transfer of Undertakings (Protection of Employment) Regulations 2006.
The following rights under the Trade Unions and Labour Relations (Consolidation) Act 1992 (TULRCA):
Deductions of unauthorised subscriptions under section 68.
Training consultation under section 70B.
Refusal of employment, action short of dismissal, dismissal and selection for redundancy under sections 137, 146, 152 and 153.

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

Time off for carrying out trade union duties, for learning representatives or trade union activities under sections 168, 168A, 169 and 170.
Protection from dismissal in relation to industrial action under sections 237, 238 and 239.
Inducement relating to union membership or activities or collective bargaining under sections 145A, 145B.
Right not to be excluded or expelled from a union under section 174.
Right not to be subjected to a detriment under s156 of Schedule A1.
Miscellaneous
Obligations under the Human Rights Act 1998.
Claims arising as a consequence of the United Kingdom's membership or former membership of the European Union, or withdrawal therefrom, including any claim under retained EU law within the meaning of section 6(7) of the European Union (Withdrawal) Act 2018.
Any claim under and/or relating to data protection legislation including the EU General Data Protection Regulation (Regulation (EU) 2016/679) (GDPR), the Data Protection Act 2018 (DPA 2018), the UK GDPR within the meaning of sections 3(10) and 205(4) of the DPA 2018, and any other implementation of the GDPR in local law from time to time.

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

Annexure 3
Terms of agreed reference

[Date]
Dear [NAME],
Confirmation of Employment – Matthew Austin
I can confirm that Matthew Austin was employed on a permanent basis by Hasbro European Services (the "Company") from 8 October 2019 until 31 March 2025, most recently in the role of Chief Revenue Officer.
This reference is given in the strictest confidence and without legal liability on the part of the Company or its employees.

Yours faithfully,

Name
Position
For and on behalf of Company